040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20100922251-04
Filing Date and Time
12/13/2010 9:23 PM
Entity Number
E0593872010-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BLUE MOUNTAIN MINERALS INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCSMART.BIZ, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DONALD LINDO
Name
11 ROCKY ROAD, QUEENSBORROW DRI | KINGSTON, JAMAICA | / | 13
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

DONALD LINDO
Name

X DONALD LINDO
Incorporator Signature

11 ROCKY ROAD, QUEENSBORROW DRI | KINGSTON, JAMAICA | / | 13
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCSMART.BIZ, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

12/13/2010
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

BLUE MOUNTAIN MINERALS INC., did on December 13, 2010, file in this office the original

Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required  by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on December 13, 2010.

ROSS MILLER

Secretary of State

Certified By: Electronic Filing

Certificate Number: C20101213-2935

You may verify this certificate

online at http://www.nvsos.gov/